UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Service Corporation International
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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In the Service Corporation International (“Company”) Form 10-K for the year ended December 31, 2015, we disclosed in footnote 13 to the financial statements relating to share-based compensation that 1,531,410 shares of the Company stock were reserved for future option and restricted stock grants under the Company’s stock benefit plans as of December 31, 2015. Of those shares reserved, 253,378 were remaining available for future grants under the Amended and Restated Director Fee Plan and 1,278,032 shares were remaining available for future grants under the 2011 Amended and Restated Incentive Plan (the “Plan”). All such 1,278,032 shares were available to be granted in awards that were stock options. However, pursuant to a limitation set forth in the Plan, as of December 31, 2015, only 407,516 shares of common stock out of the aforementioned 1,278,032 shares could be granted in full value awards consisting of bonus awards payable in stock, restricted stock awards, restricted stock units, stock equivalent units and performance grants.